Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Dream Finders Homes, Inc. of our report dated March 2, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in the 2022 Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Jacksonville, Florida March 2, 2023